EXHIBIT 99.1

                  TALK AMERICA ANNOUNCES FIRST QUARTER RESULTS
                          BUNDLED REVENUE GROWTH OF 70%
                         BUNDLED LINES EXCEEDED 400,000
           NET INCOME OF $9.1 MILLION OR $0.32 PER FULLY-DILUTED SHARE
                   SIXTH CONSECUTIVE QUARTER OF PROFITABILITY

RESTON, VA - April 29, 2003- Talk America (NASDAQ: TALK), a provider of bundled local and long distance phone service, today announced financial results for the first quarter ended March 31, 2003.

Commenting on the quarter, Gabe Battista, Chairman and Chief Executive Officer of Talk America stated, "We are pleased to report our results for the first quarter. We continue to build on our track record of strong revenue growth in our core bundled business and the strength of earnings through the quarter reflects continued operational improvements and back-office efficiencies."

Key  highlights  for  the  first  quarter:
     -  Total  revenue  of  $87.8  million,  an  increase  of  11%  over Q1 2002
     -  Local  revenue  of  $60.2  million,  an  increase  of  70%  over Q1 2002
     -  Billed  bundled  lines  of  402,000,  an  increase  of 108% over Q1 2002
     -  Pre-tax  income  of  $15.0  million,  an  increase  of  84% over Q1 2002
     -  Net  income  of  $9.1  million  or  $0.32  per  fully-diluted  share
     -  Repurchased  $12.9  million  of  long-term  debt
     -  Repurchased  1.3  million  common  shares  for  $5.0  million
     -  Cash  balance  of  $29.0  million

Mr. Battista continued, "Our top line growth during the first quarter was driven by the strength in our bundled business, both in terms of new lines added and reduced turnover rate of existing customers. We continue to gain share in Michigan, with approximately 269,000 bundled lines at quarter end and remain focused on replicating this success in other states. We recently launched our bundled service in Illinois and re-entered Georgia with significantly improved pricing."

Commenting on the regulatory environment, Mr. Battista added, "The decision, earlier this year, by the FCC relating to its Triennial Review of deregulation of the local phone industry was critical for us. We remain active in the process and are optimistic that the ability to provide a competitive offering to consumers will be preserved." While the text of the order is not yet available, the decision appears to preserve the Company's ability to use UNE-P for the provision of bundled telecommunications services pending further market-by-market analyses by the respective state commissions.

First  Quarter  2003  Compared  to  First  Quarter  2002
--------------------------------------------------------

Total sales for the first quarter 2003 were $87.8 million, compared with $79.4 million for the first quarter 2002. Bundled local revenues for the first quarter 2003 were $60.2 million as compared to $35.5 million for the first quarter 2002. Long distance revenues for the first quarter 2003 were $27.6 million as compared to $43.9 million for the first quarter 2002. The Company no longer actively markets its long distance only product. Long distance revenues for the first quarter 2002 included amortization of deferred revenue of $1.9 million relating to a telecommunications services agreement that terminated in October 2002.

Net income for the first quarter 2003 was $9.1 million, or $0.35 per share, compared with net income of $8.1 million, or $0.30 per share, for the first quarter 2002. Net income for the first quarter 2003 includes the after-tax benefit ($1.3 million) related to $2.2 million in other income due to the repurchase of a portion of the Company's 12% Senior Subordinated Notes at a discount to par. In the first quarter 2003, the Company recorded income tax expense of $5.8 million. Alternative minimum taxes and state income taxes of $0.4 million will be paid for income earned in the first quarter 2003. Net income for the first quarter 2002 did not include a provision for income taxes as the Company had a full valuation reserve for its deferred tax assets. Net income for the first quarter 2002 includes the benefit related to $1.0 million in reduced bad debt expense due to better than expected collections experience in prior periods. The Company benefited from the favorable resolution of disputes with vendors in the normal course of business during the first quarter 2003 and the first quarter 2002. It is the Company's policy not to record credits from certain disputes until received.

The Company's cash balance at the end of the first quarter decreased to $29.0 million from $33.6 million at the end of 2002. The cash balance at the end of the first quarter includes the effects of the repurchase of a portion of its 12% Senior Subordinated Notes and 8% Secured Convertible Notes for $10.8 million and the purchase of 1,315,789 of its common shares from America Online, Inc. for approximately $5.0 million or $3.80 per share (the average closing price for the five days ended January 15, 2003). Capital expenditures for the first quarter
2003 were $2.7 million and capitalized software development costs were $0.7 million.

Financial  Guidance
-------------------
The Company's operational and financial targets for the second quarter 2003 and the year ended 2003 are as follows:

                                                    2003
                                         ----------------------------
METRICS                     Q2 2003        PREVIOUS        REVISED
--------------------      -----------    ------------    ------------
Billed Local Lines         445k -455k       525k-545k       545k-560k
Long Distance Revenue     $ 23-$24 mm    $  80-$90 mm    $  87-$94 mm
Bundled Revenue           $ 65-$67 mm    $270-$280 mm    $275-$285 mm
Total Revenues            $ 88-$91 mm    $350-$370 mm    $362-$379 mm
Net Income                $   5-$7 mm    $  18-$22 mm    $  24-$30 mm


In May 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statements No. 13, and Technical Corrections as of April 2002." SFAS 145 eliminates the requirement to report gains and losses from extinguishment of debt as extraordinary items. Gains and losses from extinguishment of debt will now be classified as extraordinary items only if they meet the criteria of APB Opinion No. 30. The Company adopted SFAS 145 effective January 1, 2003. For the three months ended March 31, 2003, the adoption of SFAS 145 resulted in the classification of $2.2 million of gains from the extinguishment of debt as other income. The adoption of SFAS 145 did not result in any reclassifications on the Company's consolidated financial statements for the three months ended March 31, 2002, as the Company did not have any gains and losses from extinguishment of debt during this period.

Effective October 15, 2002, the Company's stockholders approved a one-for-three reverse stock split of the Company's common stock. The reverse stock split has been reflected retroactively in the accompanying financial statements for all periods presented and all applicable references as to the number of common shares and per share information has been restated to reflect the reverse stock split.

Talk America management will host a conference call to discuss the quarter at 5:00 p.m. ET on Tuesday, April 29, 2003. The call can be accessed by dialing the following: US 800-576-7256, International 212-748-2701. A replay of the call will be available through 7:30 p.m. ET on May 6, 2003 by dialing the following:
US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21138691. Individual investors are invited to listen to the conference call over the Internet live at www.talk.com and www.streetevents.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

ABOUT  TALK  AMERICA
--------------------

Talk America is an integrated communications provider marketing a bundle of local and long distance services to residential and small business customers utilizing its proprietary "real-time" online billing and customer service platform. Talk America has added local service to its offerings, after ten years as a long distance provider. The Company delivers value in the form of savings, simplicity and quality service to its customers based on the efficiency of its low-cost, nationwide network and the effectiveness of its systems that interface electronically with the Bell Operating Companies. For further information, visit the Company online at: www.talk.com.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under its direct marketing channels and its various marketing partners, failure to manage the nonpayment of amounts due the Company from its customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing the Company's operations, including attracting and retaining qualified personnel, failure of the Company to be able to expand its active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure of the Company to manage its collection management systems and credit controls for customers, interruption in the Company's network and information systems, failure of the Company to provide adequate customer service, adverse determinations in certain litigation matters, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in its Annual Report on Form 10-K for the year-ended December 31, 2002, filed March 31, 2003 and any subsequent filings. The Company undertakes no obligation to update its forward-looking statements.


                         --Financial Tables To Follow--


                  TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                   FOR THE THREE MONTHS
                                                      ENDED MARCH 31,
                                               ---------------------------
                                                    2003          2002
                                               -------------  ------------

Sales                                            $  87,843      $  79,447

Costs and expenses:
   Network and line costs                           43,884         40,219
   General and administrative expenses              13,465         14,561
   Provision for doubtful accounts                   2,223          4,007
   Sales and marketing expenses                      8,785          5,895
   Depreciation and amortization                     4,307          4,443
                                               -------------  ------------
      Total costs and expenses                      72,664         69,125
                                               -------------  ------------

Operating income                                    15,179         10,322
Other income (expense):
   Interest income                                     110             89
   Interest expense                                 (2,479)        (1,474)
   Other income (expense), net                       2,151           (807)
                                               -------------  ------------
Income before provision for income taxes            14,961          8,130
Provision for income taxes                           5,835             --
                                               -------------  ------------
Net income                                       $   9,126      $   8,130
                                               =============  ============
Income per share - Basic:
                                               -------------  ------------
   Net income per share                          $    0.35      $    0.30
                                               =============  ============
   Weighted average common shares outstanding       26,376         27,185
                                               =============  ============
Income per share - Diluted:
                                               -------------  ------------
   Net income per share                          $    0.32      $    0.28
                                               =============  ============
   Weighted average common and common
     equivalent shares outstanding                  29,940         29,460
                                               =============  ============


                       TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                                     (UNAUDITED)

                                                                            MARCH 31,     DECEMBER 31,
                                                                              2003            2002
                                                                         -------------   -------------
ASSETS
Current assets:
   Cash and cash equivalents                                                $  29,046      $  33,588
   Accounts receivable, trade (net of allowance for uncollectible accounts of  $7,349 and $7,821 at March 31, 2003 and
     December 31, 2002, respectively)                                          30,963         27,843
   Deferred income taxes                                                       16,465         17,500
   Prepaid expenses and other current assets                                    1,810          2,330
                                                                         -------------   -------------
       Total current assets                                                    78,284         81,261

Property and equipment, net                                                    66,277         66,915
Goodwill                                                                       19,503         19,503
Intangibles, net                                                                6,667          7,379
Deferred income taxes                                                              --          4,800
Other assets                                                                    7,020          7,653
                                                                         -------------   -------------
                                                                            $ 177,751      $ 187,511
                                                                         =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                         $  33,332      $  30,588
   Sales, use and excise taxes                                                 11,772         11,439
   Deferred revenue                                                             7,634          6,480
   Current portion of long-term debt                                               62             61
   Accrued compensation                                                         3,358          5,609
   Other current liabilities                                                    6,164          9,013
                                                                         -------------   -------------
       Total current liabilities                                               62,322         63,190
                                                                         -------------   -------------

Long-term debt:
   8% Convertible notes due 2006                                               26,552         30,150
   12% Senior subordinated notes due 2007                                      56,620         65,970
   8% Convertible senior subordinated notes due 2007 (includes future accrued interest of $1,151 and $1,216 at March 31,
     2003 and December 31, 2002, respectively)                                  3,973          4,038
   5% Convertible subordinated notes due 2004                                     670            670
   Other long-term debt                                                            11             27
                                                                         -------------   -------------
       Total long-term debt                                                    87,826        100,855
                                                                         -------------   -------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock - $.01 par value, 5,000,000 shares authorized;
     no shares outstanding                                                        --             --
   Common stock - $.01 par value, 100,000,000 shares authorized;
     26,161,437 and 27,469,593 shares issued and outstanding at
     March 31, 2003 and December 31, 2002, respectively                          275            275
   Treasury stock - $.01 par value, 1,315,789 shares at March 31, 2003        (5,000)            --
   Additional paid-in capital                                                352,003        351,992
   Accumulated deficit                                                      (319,675)      (328,801)
                                                                           -----------  --------------
       Total stockholders' equity                                             27,603         23,466
                                                                           ===========  ==============
                                                                            $ 177,751     $ 187,511
                                                                           ===========  ==============



                           TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (IN THOUSANDS)
                                           (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                        -----------------------
                                                                           2003         2002
                                                                        ----------   ----------
Cash flows from operating activities:
   Net income                                                            $  9,126    $  8,130
   Reconciliation of net income to net cash provided by (used in)
    operating activities:
     Provision for doubtful accounts                                        2,223       4,007
     Depreciation and amortization                                          4,307       4,443
     Loss on sale and retirement of assets                                     --         205
     Deferred income taxes                                                  6,135          --
     Other non-cash charges (benefits)                                     (2,219)         84
     Changes in assets and liabilities:
       Accounts receivable, trade                                          (5,343)       (582)
       Prepaid expenses and other current assets                              435         192
       Other assets                                                         1,114         120
       Accounts payable and accrued expenses                                  494     (10,349)
       Deferred revenue                                                     1,154      (1,655)
       Sales, use and excise taxes                                            332        (710)
       Other liabilities                                                   (3,150)        682
                                                                        ----------   ----------
          Net cash provided by (used in) operating activities              14,608       4,567
                                                                        ----------   ----------

Cash flows from investing activities:
   Capital expenditures                                                    (2,691)       (167)
   Software development costs                                                (663)       (570)
   Acquisition of intangibles                                                  --         (50)
                                                                        ----------   ----------
          Net cash used in investing activities                            (3,354)       (787)
                                                                        ----------   ----------

Cash flows from financing activities:
   Payments of borrowings                                                      --      (1,336)
   Acquisition of notes                                                   (10,793)     (1,227)
   Payment of capital lease obligations                                       (16)       (422)
   Proceeds from exercise of stock options and warrants                        12          --
   Repurchase of common stock                                              (5,000)         --
                                                                        ----------   ----------
          Net cash used in financing activities                           (15,797)     (2,985)
                                                                        ----------   ----------

Net increase (decrease) in cash and cash equivalents                       (4,543)        795
Cash and cash equivalents, beginning of period                             33,589      22,100
                                                                        ----------   ----------
Cash and cash equivalents, end of period                                 $ 29,046    $ 22,895
                                                                        ==========   ==========


                         SOURCE: Talk America Holdings, Inc.

                                      # # #

CONTACT  INFO:
David  G.  Zahka
Talk  America
Chief  Financial  Officer
215-862-6849
dzahka@talk.com